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                                                                   EXHIBIT 10.21

                           MEMORANDUM OF UNDERSTANDING

     This Memorandum of Understanding, by and among Continental Airlines, Inc., a Delaware corporation ("Continental"), ExpressJet Holdings, Inc., a Delaware corporation ("Holdings"), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("ExpressJet" and, collectively with Holdings, "Contractor"), is dated as of December 31, 2001.

     The parties comprise all of the parties to that certain Capacity Purchase Agreement (the "CPA"), dated as of January 1, 2001, pursuant to which Contractor has agreed to provide certain Regional Airline Services to Continental, and Continental has agreed to purchase from Contractor the capacity of Contractor's regional aircraft, each in accordance with the terms and conditions set forth in the CPA. Upper-case terms not otherwise defined herein have the meanings ascribed to them in the CPA.

     Section B.11 of Schedule 3 to the CPA provides in relevant part as follows:
"If there is a material change in the parties' underlying assumptions regarding the cost of providing Regional Airline Services, the parties hereto shall meet and confer to discuss such change and whether the Base Compensation, the Appendix 1 Expenses or any of the provisions of this Schedule 3 shall be adjusted... ." Pursuant to said Section B.11, the parties have met to confer and discuss the impact of the terrorist attacks of September 11, 2001 and the resulting impact on the airline industry in the wake of those attacks. In so doing, the parties have determined that the effects of the terrorist attacks, including the temporary grounding of all non-military aviation in the United States, sharply declining passenger and cargo traffic, sharply declining yields and revenue, the temporary or possibly permanent grounding of aircraft, including Covered Aircraft, constitute a material change in their underlying assumptions regarding the cost of providing Regional Airline Services.

     The parties have determined that an appropriate reconciliation be made for the material changes described above by reducing the compensation otherwise required to be paid by Continental to Contractor under Article III of the CPA for the period September 11-December 31, 2001 by $32,639,000.

     In consideration for Contractor's agreement to reduce the compensation otherwise payable to it in the manner described above, Continental agrees to (i) extend to March 31, 2007 the term of that certain promissory note dated March 31, 2001 in the original principal amount of $552,312,000.00 made by ExpressJet in favor of Continental, (ii) cap the interest rate otherwise payable under such promissory note through 2004 and otherwise modify the note as agreed by the parties and (iii) amend Section 6.02(b) of the CPA to read "December 31, 2005" in lieu of "December 31, 2004."

     The parties agree that this Memorandum of Understanding shall be binding upon each of them and shall be enforceable in accordance with the terms of the CPA as though it formed a part thereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Memorandum of
Understanding to be duly executed and delivered as of the date and year first written above.

                                CONTINENTAL AIRLINES, INC.

                                By:
                                    -------------------------------------------
                                    Gerald Laderman
                                    Senior Vice President-Finance and Treasurer

                                EXPRESSJET HOLDINGS, INC.

                                By:
                                    -------------------------------------------
                                    Frederick S. Cromer
                                    Vice President and Chief Financial Officer

                                EXPRESSJET AIRLINES, INC.

                                By:
                                    -------------------------------------------
                                    Frederick S. Cromer
                                    Vice President and Chief Financial Officer

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